Exhibit 4.2

                       FIRST AMENDMENT TO CREDIT AGREEMENT


         This first Amendment to CREDIT Agreement dated as of October 19, 2000 (the "Amendment") by and among JOHN H. HARLAND COMPANY, a Georgia corporation (the "Borrower"), the several banks and other financial institutions from time to time party hereto (the "Lenders"), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the "Administrative Agent") and as Lead Arranger, WACHOVIA BANK, N.A., as Syndication Agent (the "Syndication Agent"), BANK OF AMERICA, N.A., as Documentation Agent (the "Documentation Agent"), FLEET NATIONAL BANK, as Senior Managing Agent, BNP PARIBAS, as Senior Managing Agent and FIRST UNION NATIONAL BANK, as Senior Managing Agent (each a "Senior Managing Agent").

         WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Credit Agreement dated as of August 23, 2000, by and among the Borrower, the Administrative Agent and the other Lenders (the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), pursuant to which the Lenders have made available certain financial accommodations to the Borrower;

         WHEREAS, the Aggregate Revolving Commitment on and as of the date hereof equals $300,000,000; and

         WHEREAS, the parties wish to amend the Credit Agreement to, among other things, (i) provide a mechanism to accommodate increases from time to time to the Aggregate Revolving Commitment and (ii) modify Section 7.4(d) of the Credit Agreement, but only on the terms and conditions contained herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

         Section 1.  Amendments.
                     ----------

          (a) The Credit Agreement is hereby amended by deleting the definition of "Commitment Termination Date" from Section 1.01 and substituting in lieu thereof the following new definition of "Commitment Termination Date":

                           "Commitment Termination Date" shall mean the earliest
                  of (i) August 23, 2004, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.8 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise)."

         (b) The Credit Agreement is hereby amended by deleting Section 2.2(b) and substituting in lieu thereof the following new Section 2.2(b):

                  "(b) The Aggregate Revolving Commitment may be increased from time to time following additional syndication to banks and other financial institutions acceptable to the Borrower and the Administrative Agent; provided that the Aggregate Revolving Commitment shall not exceed $325,000,000. In order to effectuate such increase in the Aggregate Revolving Commitment, the Borrower, the Administrative Agent and banks and financial institutions who will become a Lender hereunder (a "New Lender") shall execute and deliver a Lender Addition Agreement, substantially in the form of Exhibit 2.2(b) attached hereto (a "Lender Addition Agreement"). The increased Aggregate Revolving Commitment as well as the Revolving Commitment for the New Lender shall be set forth in the Lender Addition Agreement. As a condition to the effectiveness of such Lender Addition Agreement, the Borrower shall deliver to the Administrative Agent a Revolving Credit Note payable to the New Lender in the face amount of the New Lender's Revolving Commitment."

         (c) The Credit Agreement is hereby further amended by deleting Section 7.4(i) and substituting in lieu thereof the following new Section 7.4(i):

                           "(i)  (i)  Investments  which  are  received  by  the
                  Borrower or any Subsidiary in consideration of any sale or other disposition of assets permitted by Sections 7.6(d) and
                  (e) hereof and (ii) an Investment consisting of a $5,000,000 loan to Netzee Inc. in connection with the sale or other disposition of assets to Netzee Inc. permitted by Sections 7.6(d) and (e) hereof; provided, that the terms of such loan shall require immediate repayment in the event that the sale of assets to Netzee Inc. is not consummated; and"

         (d) The Credit Agreement is hereby further amended by adding the following sentence to end of Section 7.4:

                  "In calculating the amount of an Investment under Section 7.4(d)(i), the amount of an Investment shall be deemed to be the amount of the Investment as of the date the Company or any Subsidiary acquires or makes such Investment."

         (e) The Credit Agreement is hereby further amended by adding the following new Section 10.13 to end of Article X:

                           "Section  10.13 No Duties  Imposed  Upon  Syndication
                  Agent or Documentation Agent. None of the Persons identified as a "Syndication Agent", "Senior Managing Agent" or "Documentation Agent" under this Agreement shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Persons identified as a "Syndication Agent", "Senior Managing Agent" or "Documentation Agent" under this Agreement shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreements set forth in Section 10.13, each of the Lenders acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder."

         Section 2.  Acknowledgment of Lenders' Commitments.
                     --------------------------------------

         The parties hereto agree that the transactions contemplated by each Assignment and Acceptance and Lender Addition Agreement executed as of the date hereof shall be deemed to be effective immediately prior to the transactions contemplated hereby. After giving effect thereto, the amount of each Lender's Revolving Commitment is set forth on the signature pages hereto.

         Section 3.  Benefits of Loan Documents.
                     --------------------------

         Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment, and as the Credit Agreement may from time to time be further amended, supplemented, restated or otherwise modified in the future by one or more other written amendments or supplemental or modification agreements entered into pursuant to the applicable provisions thereof.

         Section 4. Conditions to Effectiveness of Amendment. The effectiveness of this Amendment is subject to the condition precedent that each of the following be received by the Administrative Agent (unless otherwise waived in writing by the Administrative Agent), each of which shall be satisfactory in form and substance to the Administrative Agent:

         (a) this Amendment executed by each of the parties hereto;

         (b) the Acknowledgment and Consent of the Guarantors, substantially in the form of Exhibit A hereto, executed by each of the Guarantors (as defined below)(the "Acknowledgment"); and

         (c) such other approvals, opinions or documents as the Administrative Agent may reasonably request.

        Section 5. Representations. The Borrower represents to the Lenders that:
                    ---------------

         (a) The execution, delivery and performance by the Borrower of this Amendment, (a) does not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority,
(c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

         (b) The execution, delivery and performance by the Borrower of this Amendment is within the Borrower's organizational powers and has been duly authorized by all necessary organizational, and if required, stockholder action. This Amendment has been duly executed and delivered by the Borrower, and constitutes valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         Section 6. Reaffirmation. The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents to which it is a party as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full except to the extent such representations expressly relate to an earlier date or have been updated to the extent permitted by the Credit Agreement.

         Section 7. Reaffirmation and Representations by Guarantors. By execution of the Acknowledgment, each Subsidiary that has executed a Subsidiary Guarantee Agreement (a "Guarantor"):

         (a) reaffirms its continuing obligations to the Administrative Agent and the Lenders under the Subsidiary Guarantee Agreement to which it is a party, and agrees that the transactions contemplated by this Amendment shall not in any way affect the validity and enforceability of such Subsidiary Guarantee
Agreement, or reduce, impair or discharge the obligations of such Guarantor thereunder; and

         (b)  represents to the Lenders that:

         (i) such Guarantor has the right and power, and has taken all necessary action to authorize it, to execute and deliver the Acknowledgment, and to perform the Acknowledgment in accordance with its terms. The Acknowledgment has been duly executed and delivered by the duly authorized officers of each Guarantor, and is a legal, valid and binding obligation of each Guarantor enforceable against each Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity; and

         (ii) the execution, delivery and performance by such Guarantor of the Acknowledgment, (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Guarantor or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on such Guarantor or any of its assets or give rise to a right thereunder to require any payment to be made by such Guarantor and (d) will not result in the creation or imposition of any Lien on any asset of such Guarantor, except Liens (if any) created under the Loan Documents.

         Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         Section 10. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement shall remain in full force and effect.

         Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties.



                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties have caused this First Amendment to Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

                             JOHN H. HARLAND COMPANY

                       By___________________________
                             Name: John Stakel
                             Title: Treasurer

                       [SEAL]


                       SUNTRUST BANK, as Administrative Agent, as Lead Arranger, as Issuing Bank, as Swingline Lender and as a Lender


                       By___________________________
                             Name: Brian Peters
                             Title: Managing Director

                       Revolving Commitment:      $50,000,000


                       WACHOVIA BANK, N.A., as Syndication Agent and as a Lender


                       By:
                             ------------------------------------------------
                       Name:
                              -----------------------------------------------
                       Title:
                               ---------------------------------------------


                       Revolving Commitment:      $50,000,000

                       BANK OF AMERICA, N.A., as Documentation Agent and as a Lender

                       By:
                            ------------------------------------------------
                       Name:
                              -----------------------------------------------
                       Title:
                                ---------------------------------------------


                       Revolving Commitment:      $50,000,000


                       FLEET NATIONAL BANK, as Senior Managing Agent and as a Lender


                       By:
                             ------------------------------------------------
                       Name:
                             -----------------------------------------------
                       Title:
                               ---------------------------------------------


                       Revolving Commitment:      $35,000,000


                       BNP PARIBAS, as Senior Managing Agent and as a Lender


                       By:
                            ------------------------------------------------
                       Name:
                             -----------------------------------------------
                       Title:
                               ---------------------------------------------


                       By:
                            ------------------------------------------------
                       Name:
                             -----------------------------------------------
                       Title:
                               ---------------------------------------------

                       Revolving Commitment:      $35,000,000

                       FIRST UNION NATIONAL BANK, as Senior Managing Agent and as a Lender


                       By:
                            ------------------------------------------------
                       Name:
                             -----------------------------------------------
                       Title:
                               ---------------------------------------------

                       Revolving Commitment:      $50,000,000


                       THE INDUSTRIAL BANK OF JAPAN, LIMITED, as a Lender


                       By:
                           ------------------------------------------------
                       Name:
                             -----------------------------------------------
                       Title:
                             ---------------------------------------------


                       Revolving Commitment:      $15,000,000



                       FIFTH THIRD BANCORP, as a Lender


                       By:
                            ------------------------------------------------
                       Name:
                             -----------------------------------------------
                       Title:
                               ---------------------------------------------


                       Revolving Commitment:      $15,000,000

               ACKNOWLEDGMENT AND CONSENT OF SUBSIDIARY GUARANTORS


         Each of the undersigned Subsidiaries hereby (i) acknowledges receipt of the foregoing First Amendment to Credit Agreement by and among John H. Harland Company, the Lenders under the Credit Agreement (the "Lenders") and SunTrust Bank, Atlanta, in its capacity as administrative agent for the Lenders (the "Administrative Agent") (the "Amendment"), (ii) consents to the Amendment, (iii) agrees and acknowledges to the terms thereof including, without limitation, the representations and agreements of the each of the undersigned set forth in
Section 7 of the Amendment, and (iv) restates and affirms its respective obligations under its Subsidiary Guarantee Agreement previously executed and delivered in favor of the Agent (for the ratable benefit of the Lenders) without defense, counterclaim or set-off.

         IN WITNESS WHEREOF, each of the undersigned Subsidiaries has executed this Acknowledgment and Consent of Subsidiary Guarantors this ___ day of October, 2000.

                            HARLAND INTERNATIONAL COMPANY
                            HARLAND DATAPRINT, INC.
                            JOHN H. HARLAND COMPANY OF
                                PUERTO RICO
                            SCANTRON CORPORATION
                            SCANTRON QUALITY COMPUTERS, INC.
                            THE CHECK STORE, INC.
                            CENTRALIA HOLDING CORP.
                            VENUS FLYTRAP CORPORATION
                            CONCENTREX INSURANCE GROUP, INC.
                            MONEYSCAPE HOLDINGS, INC.
                            ULTRADATA CORPORATION
                            CONCENTREX INCORPORATED



                       By:
                          -----------------------------------------
                            Name:   John C. Walters
                            Title:  Vice President


                       MECA SOFTWARE, L.L.C.


                       By:
                          -----------------------------------------
                            Name:   John C. Walters
                            Title:  Manager